Exhibit 4.1

NUMBER

PR

PIMCO REIT, Inc.

SHARES

INCORPORATED UNDER THE
LAWS OF THE STATE
OF MARYLAND

CUSIP 72202J 10 3

SEE REVERSE FOR IMPORTANT NOTICE ON
TRANSFER RESTRICTIONS AND OTHER INFORMATION

This certifies that

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF

PIMCO REIT, INC.

(the "Corporation") transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Charter of the Corporation and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

PRESIDENT AND
CHIEF EXECUTIVE OFFICER

PIMCO REIT, INC.
INCORPORATED
SEAL
MARCH, 29
2011
MARYLAND

SECRETARY

COUNTERSIGNED AND REGISTERED:
WELLS FARGO BANK, N.A.
TRANSFER AGENT
AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

HERITAGE PRESS

IMPORTANT NOTICES

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of

Maryland with respect to the designations and any preferences, conversion and other rights, of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the must be made to the Secretaryal office the Corporation at its princip .

The shares represented by this certificate are subject to restrictions on actual, Beneficial Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject actually, Beneficially or Constructively Own shares of the Corporation’s Common Stock in excess the Corporation unless such Person is exempt from such limitations or is an Excepted Holder (in Own shares of Capital Stock of the Corporation in excess of 9.8% of the value of the total Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and being owned by fewer than 100 Persons. Any Person who actually, Beneficially or Constructively Person to actually, Beneficially or Constructively Own shares of Capital Stock in excess or in transaction, give at least 15 days prior written notice to the Corporation. If any of the to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition,

Directors in its sole and absolute discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab be amended from time to time, a copy of which, including the restrictions on transfer and such a copy may be directed to at its Principal Office the Secretary of the Corporation.

The following abbreviations, when used e face of this certificate, in the inscription re written out in full accordingons: shall on th be construed we as though

TEN COM – as tenants in common UNIF GIFT MIN ACT –

TEN ENT – as tenants by the entireties (Cust) (Minor) JT TEN – as joint tenants with right of under Uniform Gifts to Minors survivorship and not as tenants Act (State) in common

COM PROP – as community property UNIF TRF MIN ACT –

(Cust)

(Minor) under Uniform Transfers to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _____________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE,

shares of the capital stock represented by within Certificate,

attorney-in-fact to transfer the said stock on the books of the within named Corporation with full power of the substitution in the premises.

Dated

X

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH Signature(s) Guaranteed: FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT

CHANGE WHATSOEVER.

By

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT d-15. GUARANTEES TO . .C. RULE BY A NOTARY PUBLIC ARE NOT 17A

ACCEPTABLE. SIGNATURE GUARANTEES MUST NOT BE DATED.